UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

T. ROWE PRICE ACTIVE CRYPTO ETF

SPONSORED BY T. ROWE PRICE SPONSOR LLC

Delaware (State or other jurisdiction of incorporation or organization)	333-291007 (Commission File Number)	39-4422405 (I.R.S. Employer Identification No.)

c/o T. Rowe Price Associates, Inc.

1307 Point Street, Baltimore, Maryland 21231

410-345-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
T. Rowe Price Active Crypto ETF	TKNZ	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As of July 14, 2026, based on T. Rowe Price Sponsor LLC’s (the “Sponsor”) assessment of available data, the following crypto assets are considered Eligible Assets (ticker symbols in parentheses): bitcoin (BTC), ether (ETH), SOL (SOL), XRP (XRP), ada (ADA), AVAX (AVAX), litecoin (LTC), DOT (DOT), Dogecoin (DOGE), HBAR (HBAR), Bitcoin Cash (BCH), LINK (LINK), lumen (XLM), Shiba Inu (SHIB), sui (SUI), HYPE (HYPE) and BNB (BNB). In connection therewith, the Sponsor has entered into the following agreements to supplement T. Rowe Price Active Crypto ETF’s (the “Fund”) Crypto Asset Trading Counterparties.

The Sponsor, on behalf of the Fund, has entered into a Digital Asset Trading Agreement (the “DA Agreement”) with StoneX Digital LLC (“StoneX”) to allow the Fund to enter into spot purchase or sale transactions in crypto assets on a principal-to-principal basis. Under the DA Agreement, StoneX has no liability to the Fund or any third party for (a) any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (b) any interruption or delays of services, system failure, or errors in the design or functioning of any electronic system, except to the extent caused by StoneX gross negligence or willful misconduct, or (c) any punitive, consequential, incidental, special, indirect (including lost profits and trading losses and damages) or similar damages, even if a StoneX entity is advised of the possibility of such damage. The Fund and StoneX will each indemnify, defend and hold the other party harmless together with its officers, directors, members, affiliates, employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) breach of the terms of the DA Agreement, (ii) violation of any applicable law, rule or regulation, (iii) reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the other Party, or (iv) other acts or omissions in connection with the execution of transactions with the other Party. Neither Party will settle any matter without the other Party’s prior written consent unless such settlement contains a full release of the Indemnified Parties and does not contain or otherwise require an admission of liability by any Indemnified Party. For the avoidance of doubt, this indemnity provision shall survive any termination of the DA Agreement. The DA Agreement continues in effect until terminated in writing by either party.

The Sponsor, on behalf of the Fund, has entered into a Liquidity Provider Agreement for Trading in Digital Assets (the “LP Agreement”) with Virtu Financial Singapore Pte. Ltd. (“VFS”) to allow the Fund to enter into spot purchase or sale transactions in crypto assets on a principal-to-principal basis. Under the LP Agreement, VFS, the Fund, and Sponsor each has no liability: (i) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors or (ii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, provided that such system is not maintained by VFS. The Fund, Sponsor, and VFS will each indemnify, defend and hold parties covered by this clause harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the indemnifying party’s breach of the terms of the LP Agreement, (ii) the indemnifying party’s violation of any applicable law, rule or regulation, or (iii) the indemnified party’s reasonable reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by or on behalf of the indemnifying party. The LP Agreement continues in effect until terminated in writing by either party.

The foregoing descriptions of the DA Agreement and the LP Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the DA Agreement and LP Agreement, respectively, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Digital Asset Trading Agreement, dated as of June 12, 2026, by and between StoneX Digital LLC and T. Rowe Price Sponsor LLC, in its capacity as agent on behalf of T. Rowe Price Active Crypto ETF
10.2	Liquidity Provider Agreement, dated as of May 15, 2026, by and between Virtu Financial Singapore Pte. Ltd. and T. Rowe Price Sponsor LLC, in its capacity as agent on behalf of itself and as agent for T. Rowe Price Active Crypto ETF
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.*

T. ROWE PRICE ACTIVE CRYPTO ETF

(Registrant)

Date: July 14, 2026

/s/ David Oestreicher

David Oestreicher

Chief Executive Officer

*The registrant is a trust and the individual specified above is signing in their capacity as an officer of T. Rowe Price Sponsor LLC, the Sponsor of the registrant.